SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 21, 2006
Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

300 West 57th Street
New York, New York 10019
(Address of Principal Executive Offices)  (Zip Code)

(212) 887-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Amended and Restated 1997 Stock Option Plan

Effective September 21, 2006, the Board of Directors (the “Board”) of Hearst-Argyle Television, Inc. (the “Company”) amended the Company’s Amended and Restated 1997 Stock Option Plan (the “1997 Plan”) to authorize the Board at its discretion to permit optionees to exercise options granted under the Plan by having shares withheld by the Company from the shares otherwise to be received, with such withheld shares having an aggregate fair market value on the date of exercise equal to the aggregate option price.  Effective September 21, 2006, the Company’s Board also authorized executive officers and directors who receive options under the Plan and the 2004 Long Term Incentive Compensation Plan (together with the 1997 Plan, the “Plans”) to exercise options granted to them under the Plans by having shares withheld from the shares otherwise to be received, as described above.  The Amended and Restated 1997 Stock Option Plan, as amended, is attached to this report as Exhibit 10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By	/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: September 21, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amended and Restated 1997 Stock Option Plan.